Exhibit 10.2

FIFTH AMENDMENT TO BORROWING BASE

REVOLVING LINE OF CREDIT AGREEMENT

This Fifth Amendment to Borrowing Base Revolving Line of Credit Agreement (“Amendment”) is entered into as of December 15, 2008 between WILLIAM LYON HOMES, INC., a California corporation, and WHITNEY RANCH VILLAGE 5 LLC, a Delaware limited liability company (individually and collectively as the context may require, “Borrower”) and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”), formerly referenced as Agent for Wachovia Financial Services, Inc., a North Carolina corporation, which Amendment is consented to by Guarantor WILLIAM LYON HOMES, a Delaware corporation (“Guarantor”).

RECITALS:

A. Borrower has received a revolving line of credit from Lender in the maximum commitment amount of $25,000,000.00 (the “Loan”) for the acquisition and development of Approved Subdivisions pursuant to the terms of that certain Borrowing Base Revolving Line of Credit Agreement dated as of February 14, 2006, between Borrower and Lender, and as amended by that certain First Amendment to Borrowing Base Revolving Line of Credit Agreement dated as of September 29, 2006, as further amended by that certain Second Amendment to Borrowing Base Revolving Line of Credit Agreement dated as of March 30, 2007, as further amended by that certain Third Amendment to Borrowing Base Revolving Line of Credit Agreement dated as of January 23, 2008, and as further amended by that certain Fourth Amendment to Borrowing Base Revolving Line of Credit Agreement dated as of May 14, 2008 (as the same may be further amended, modified, extended, renewed, restated or supplemented from time to time, the “Loan Agreement”) and as further evidenced by that certain Amended and Restated Borrowing Base Secured Promissory Note executed by Borrower and payable to the order of Lender (as amended, restated and otherwise modified from time to time, the “Note”). Borrower Whitney Ranch Village 5 LLC (“Whitney Ranch”) became party to the Loan Agreement and the Loan Documents pursuant to that certain Joinder and Assumption Agreement by and among Lender, Whitney Ranch and Borrower William Lyon Homes, Inc. (“William Lyon”) dated as of September 30, 2008. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

B. The Loan is secured by, among other things, duly recorded Construction Deeds of Trust and Fixture Filing (With Assignment of Rents and Security Agreement), duly filed UCC-1 Financing Statements naming Borrower as Debtor and Lender as Secured Party, and certain other assignments (collectively, as amended, restated and otherwise modified from time to time, the “Security Documents”).

C. Guarantor has executed certain documents in favor of Lender in connection with the Loan, including that certain Payment and Completion Guaranty Agreement (together with any other documents executed by any Guarantor in favor of Lender in connection with the Loan, each as may be amended, restated and otherwise modified from time to time, the “Guarantor Documents”).

D. The Note, the Security Documents, the Guarantor Documents, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan, as may be amended, modified, extended or restated from time to time, are sometimes referred to individually and collectively as the “Loan Documents”. Hereinafter, the Loan Documents shall mean such documents as modified in this Amendment.

E. The parties desire to modify the Loan Agreement and the Loan Documents as set forth below.

AGREEMENT:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	ACCURACY OF RECITALS.

Borrower and Lender acknowledge the accuracy of the recitals.

2.	MODIFICATION OF LOAN AGREEMENT AND LOAN DOCUMENTS.

2.1 Definitions.

2.1.1 The following definition of “Borrower Senior Credit Facility” is hereby added to Section 1.1 of the Loan Agreement:

“Borrower Senior Credit Facility” means individually and collectively (a) that certain Indenture dated as of March 17, 2003 among William Lyon Homes, Inc., the Guarantors (as defined therein), and U.S. Bank National Association, as Trustee (as amended, restated and otherwise modified from time to time); (b) that certain Indenture dated as of February 6, 2004 among William Lyon Homes, Inc., the Guarantors (as defined therein), and U.S. Bank National Association, as Trustee (as amended, restated and otherwise modified from time to time); and (c) and that certain Indenture dated as of November 22, 2004 among William Lyon Homes, Inc., the Guarantors (as defined therein), and U.S. Bank National Association, as Trustee (as amended, restated and otherwise modified from time to time).

2.1.2 The definition of “Compensating Balances” in Section 1.1 of the Agreement is hereby amended and restated as follows:

“Compensating Balances” means the aggregate amount of deposits of WLH and any Affiliate of WLH maintained with Lender, including deposits in any interest-bearing account; provided, however, that such amount shall exclude the amount of any collateralized funds in any deposit account, including, without limitation, those funds in which Borrower has granted Lender a security interest in exchange for the issuance of any letter of credit.

2.1.3 The following definition of “Gardenia Project” is hereby added to Section 1.1 of the Loan Agreement:

“Gardenia Project” means that certain Approved Subdivision located in Los Angeles County, California added to the Borrowing Base pursuant to that certain Project Addendum by and between Lender and William Lyon dated as of August 22, 2007.

2.1.4 The definition of “Guarantor Senior Credit Facility” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.

2.1.5 The definition of “Interest Rate” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“Interest Rate” means, at the election of Borrower in connection with any Advance Request pursuant to Section 2.2(a) (and otherwise subject to the provisions of Section 2.3 and Section 3 of the Note), either:

(a) At such time as the amount of Compensating Balances is equal to or greater than $10,000,000, (i) the LIBOR Rate plus 3.00%, or (ii) the Prime Rate plus 1.50%, in either case, rounded upwards to the nearest one-eighth percent (.125%), or

(b) At such time as the amount of Compensating Balances is equal to or greater than $5,000,000 but less than $10,000,000, (i) the LIBOR Rate plus 3.50%, or (ii) the Prime Rate plus 2.00%, in either case, rounded upwards to the nearest one-eighth percent (.125%), or

(c) At such time as the amount of Compensating Balances is less than $5,000,000, (i) the LIBOR Rate plus 4.00%, or (ii) the Prime Rate plus 2.50%, in either case, rounded upwards to the nearest one-eighth percent (.125%);

provided, however, that in no event shall the Interest Rate be less than five and one-half of one percent (5.5%).

As used herein, “LIBOR Based Rate” means an Interest Rate based on the LIBOR Rate, and “Prime Based Rate” means an Interest Rate based on the Prime Rate. LIBOR Based Rates shall be adjusted from time to time as of each Interest Rate Adjustment Date. Prime Based Rates shall be adjusted from time to time as and when the Prime Rate is adjusted. Borrower may not elect to convert or otherwise change the Interest Rate except in connection with an Advance Request. Interest shall accrue on the entire outstanding balance of the Loan at the Interest Rate selected by Borrower until such time as Borrower elects to convert such Interest Rate to the other available Interest Rate (i.e., LIBOR Based Rate or Prime Based Rate); provided that the applicable Interest Rate shall be the Default Rate at any time an Event of Default has occurred and is continuing. In the event no such Interest Rate election is made by Borrower, the Interest Rate shall be deemed to be the LIBOR Based Rate.

2.1.6 The definition of “Maximum Allowed Advance” in Section 1.1 of the Loan Agreement is hereby amended to add the following subsection (f):

(f) Notwithstanding anything herein to the contrary, the maximum advance rate with respect to any Land Under Development, A&D Completed Lots or Model Units within the Gardenia Project shall be equal to the following:

(i) With respect to all Land Under Development, regardless of plan type:

(A) 65% of the Appraised Value of such Land Under Development until December 31, 2008, on which date the advance rate shall be reduced to 25% of the Appraised Value of such Land Under Development; and

(B) 25% of the Appraised Value of such Land Under Development from January 1, 2009 until March 31, 2009, on which date the advance rate shall be reduced to 0% of the Appraised Value of such Land Under Development.

(ii) With respect to all A&D Completed Lots, regardless of plan type:

(A) 75% of the Appraised Value of such A&D Completed Lots until December 31, 2008, on which date the advance rate shall be reduced to 40% of the Appraised Value of such A&D Completed Lots; and

(B) 40% of the Appraised Value of such A&D Completed Lots from January 1, 2009 until March 31, 2009, on which date the advance rate shall be reduced to 0% of the Appraised Value of such A&D Completed Lots.

(iii) With respect to all Model Units only, regardless of plan type:

(A) 75% of the Appraised Value of such Model Units until December 31, 2008, on which date the advance rate shall be reduced to 40% of the Appraised Value of such Model Units; and

(B) 40% of the Appraised Value of such Model Units from January 1, 2009 until March 31, 2009, on which date the advance rate shall be reduced to 0% of the Appraised Value of such Model Units.

2.2 Reduction in Availability. Borrower acknowledges and agrees that the current Available Commitment Amount with respect to the Gardenia Project is $5,944,525. Notwithstanding anything in the Loan Agreement to the contrary, including without limitation Section 2.4(b)(ii) thereof, as a result of the reduction in the Maximum Allowed Advance with respect to the Gardenia Project, the Available Commitment Amount with respect to the Gardenia Project shall be reduced to $2,939,900 on December 31, 2008, and shall be further reduced to $0 on March 31, 2009.

2.3 Financial Covenants.

2.3.1 Section 7.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

7.1 Minimum Tangible Net Worth Covenant. WLH will maintain at all times, on a consolidating basis, a minimum Tangible Net Worth equal to or greater than $90,000,000.00.

2.3.2 Section 7.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

7.2 Leverage Ratio. WLH will maintain at all times from January 1, 2010 through June 30, 2010, on a consolidating basis, a ratio of (a) Total Liabilities to (b) Tangible Net Worth that is equal to or less than 5.00 to 1. From and after July 1, 2010, WLH will maintain at all times, on a consolidating basis, a ratio of (a) Total Liabilities to (b) Tangible Net Worth that is equal to or less than 3.25 to 1. As used herein, the term “Total Liabilities” shall mean the book value of WLH’s assets less (i) Tangible Net Worth, (ii) “off-balance sheet” liabilities complying with the Financial Accounting Standards For Financial Interpretation No. 46 and (iii) minority interests in WLH consolidated entities, all as determined in accordance with GAAP. WLH shall not be required to maintain a leverage ratio during any time periods preceding January 1, 2010.

2.3.3 Section 7.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

7.4 Minimum Liquidity. WLH shall maintain, on a consolidating basis, at all times minimum Available Liquidity which is equal to or greater than Thirty Million Dollars ($30,000,000); provided, however, notwithstanding anything to the contrary set forth in the definition of Available Liquidity, Ten Million Dollars ($10,000,000) of such Available Liquidity shall be in the form of unrestricted cash and cash equivalents only.

2.4 Cross-Default to Borrower Senior Credit Facility. The following Section 9.1(u) is hereby added to the Loan Agreement:

9.1(u) Cross-Default to Borrower Senior Credit Facility. Any default (after expiration of all applicable notice and cure periods) by any Borrower under any Borrower Senior Credit Facility.

3.	RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

The Loan Documents are ratified and affirmed by Borrower and will remain in full force and effect as modified herein, and as those Loan Documents may have been amended, restated or otherwise modified. Any property or rights to or interest in property granted as security in the Loan Documents will remain as security for the Loan and the obligations of Borrower in the Loan Documents. Each reference in any Loan Document to any other Loan Document will be a reference to such Loan Document as modified by this Amendment or as otherwise restated, amended or modified.

4.	REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants to Lender:

4.1 To the best of its knowledge, no Event of Default under the Loan Agreement, as modified herein, or any other Loan Document, as those Loan Documents may have been amended, restated or otherwise modified, has occurred and is continuing.

4.2 There has been no Material Adverse Change as of the date hereof.

4.3 Each and all representations and warranties of Borrower in the Loan Documents, as such Loan Documents may have been amended, restated or otherwise modified, are accurate on the date hereof in all material respects.

4.4 Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan Documents as modified by this Amendment or otherwise amended, restated or modified.

4.5 The Loan Documents, as modified by this Amendment or as otherwise amended, restated or modified, are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

4.6 Borrower is validly existing under the laws of the state of its formation and has the requisite power and authority to execute and deliver this Amendment and to perform the Loan Documents, as modified herein or as otherwise amended, restated or modified. Each of the certificates and resolutions previously delivered to Lender in connection with the Loan continue to be true and accurate in all material respects, have not been rescinded, revoked, terminated, limited, restricted or otherwise modified and continue in full force and effect. The execution and delivery of this Amendment and the performance of the Loan Documents, as modified herein or as otherwise amended, restated or modified, have been duly authorized by all requisite action by or on behalf of Borrower and all other requisite persons. This Amendment has been duly executed and delivered on behalf of Borrower.

5.	COVENANTS.

Borrower covenants with Lender that Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Amendment.

6.	RELEASE.

Borrower represents and warrants that Borrower has no claims, counterclaims, defenses, or offsets with respect to the enforcement by Lender against Borrower of the Loan or the Loan Documents. Borrower further fully, finally and forever releases and discharges Lender and its respective successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature in law or equity that it has or in the future may have, whether known or unknown, with respect to the Loan and the Loan Documents or the actions or omissions of Lender in respect thereof to the extent such claims, counterclaims, defenses or offsets arose from events occurring prior to the date of this Agreement. It is the intention of Borrower that the above release shall be effective as a full and final release of each and every matter specifically and generally referred to in this paragraph. Borrower acknowledges and represents that it has been advised by independent legal counsel with respect to the agreements contained herein and with respect to the provisions of California Civil Code Section 1542, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Borrower, being aware of said code section, expressly waives any and all rights it may have thereunder, as well as under any other statute or common law principle of similar effect, with respect to any of the matters released herein. The Agreement shall act as a release of all included claims, rights and causes of action, whether such claims are currently known, unknown, foreseen or unforeseen and regardless of any present lack of knowledge as to such claims. Borrower understands and acknowledges the significance and consequence of this waiver of California Civil Code Section 1542, and hereby assumes full responsibility for any injuries, damages, losses or liabilities released herein.

7.	CONDITIONS PRECEDENT TO THIS AMENDMENT.

This Amendment shall become effective and binding on Lender only upon satisfaction, as determined by Lender in its sole and absolute discretion, of the following conditions precedent:

7.1 No Event of Default. No Event of Default, Unmatured Event of Default or Material Adverse Change shall have occurred and be continuing as of the date of this Amendment.

7.2 No Mechanics’ Lien and/or Labor Claims against the Land. Borrower shall provide evidence to Lender, in a form and manner satisfactory to Lender in its sole and absolute discretion, that, there are no mechanic lien claims, labor claims or other claims for service or goods that could result in a lien or encumbrance against the Land (as that term is defined in the Loan Agreement).

7.3 Execution and Delivery of Amendment. Borrower shall have delivered to Lender a fully executed original of this Amendment and the attached Consent and Agreement. Lender shall have executed and delivered a fully executed copy of this Amendment to Borrower.

7.4 Payment of Lender Costs. Borrower shall have paid, in immediately available funds, to Lender all of Lender’s fees, costs and charges incurred by Lender in connection herewith, including without limitation reasonable attorneys’ fees and costs.

7.5 Other Documents and Information. Borrower shall have delivered to Lender such other documents and information as Lender may reasonably require as a condition to the effectiveness of this Amendment.

8.	ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

The Loan Documents, as modified herein, and as otherwise amended, restated or modified, contain the entire understanding and agreement of Borrower in respect of the subject matter thereto and supersedes all prior representations, warranties, agreements, arrangements, and understandings. No provision of such Loan Documents may be further changed, discharged, supplemented, terminated, or waived except in a writing signed by Lender and Borrower.

9.	BINDING EFFECT.

The Loan Documents as modified herein are binding upon, and inure to the benefit of Borrower and Lender and their respective successors and assigns.

10.	CHOICE OF LAW.

This Amendment and the attached Consent is governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of law principles.

11.	COUNTERPART EXECUTION.

This Amendment and the attached Consent may be executed in one or more counterparts, each of which is deemed an original and all of which together constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment and the attached Consent to physically form one document.

[Signature Page Follows]

DATED as of the date first above stated.

BORROWER:

WILLIAM LYON HOMES, INC., a California corporation

By:	/s/ Michael D. Grubbs
Name:	Michael D. Grubbs
Its:	Senior Vice President

By:	/s/ Richard S. Robinson
Name:	Richard S. Robinson
Its:	Senior Vice President

WHITNEY RANCH VILLAGE 5 LLC, a Delaware limited liability company

By:	WILLIAM LYON HOMES, INC., a California corporation, its sole member

	By:	/s/ Michael D. Grubbs
	Name:	Michael D. Grubbs
	Title:	Senior Vice President

	By:	/s/ Richard S. Robinson
	Name:	Richard S. Robinson
	Title:	Senior Vice President

[Signature Pages Continue on Following Page]

Signature Page to Fifth Amendment to Borrowing Base

Revolving Line of Credit Agreement

LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Linda B. Hersh
Name:	Linda B. Hersh
Its:	Director

[End of Signature Pages – Consent and Agreement of Guarantor Follows]

Signature Page to Fifth Amendment to Borrowing Base

Revolving Line of Credit Agreement

CONSENT AND AGREEMENT OF GUARANTOR

Guarantor hereby consents to the foregoing Fifth Amendment to Borrowing Base Revolving Line of Credit Agreement (“Amendment”) and agrees to the terms and conditions thereof. Guarantor further represents, warrants and covenants to Lender as follows:

1. To the best of Guarantor’s knowledge, no Event of Default has occurred and is continuing.

2. There has been no Material Adverse Change with respect to Borrower or the Land.

3. Borrower continues to be validly existing under the laws of the state of its formation or organization and (1) Borrower has the requisite power and authority to execute and deliver the Amendment and to perform the Loan Documents as modified by the Amendment, and (2) the Guarantor has the requisite power and authority to execute and deliver this Consent and Agreement of Guarantor and to perform the Loan Documents to which it is a party, as those Loan Documents may have been amended, restated or otherwise modified.

4. Guarantor acknowledges: (i) receiving a copy of and reading the Amendment and all other Loan Documents, including any new Loan Documents and any restatements, amendments or modifications with respect to any existing Loan Documents, (ii) the accuracy of the Recitals in the Amendment, and (iii) the continued effectiveness of the Loan Documents to which the Guarantor is a party as those Loan Documents may have been amended, restated or otherwise modified by the Amendment or otherwise, and any other agreements, documents, or instruments securing or otherwise relating to thereto (collectively, the “Guarantor Loan Documents”).

5. Guarantor consents to the modification of the Loan Documents as set forth in the Amendment, and as set forth in any restatements, amendments or modifications with respect to any existing Loan Documents or Guarantor Documents, and as to all other matters as set forth in the Amendment and affirms and covenants to Lender that: (a) such Loan Documents and Guarantor Loan Documents (as restated, amended or otherwise modified) continue to be the legal, valid and binding obligation of Borrower and Guarantor (as applicable), enforceable against Borrower and the Guarantor (as applicable) in accordance with their terms, subject only to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by equitable principles of general application, and (b) any property or rights to or interests in property granted as security in the Guarantor Documents shall remain as security.

6. Guarantor represents and warrants that Guarantor has no claims, counterclaims, defenses, or off-sets with respect to the enforcement against Guarantor of the Guarantor Loan Documents. Guarantor further fully, finally and forever releases and discharges Lender and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature in law or equity that it has or in the future may have, whether known or unknown, with respect to the Loan and the Loan Documents (including without limitation, the Guarantor

Loan Documents) or the actions or omissions of Lender in respect thereof to the extent such claims, counterclaims, defenses or off-sets arose from events occurring prior to the date of the Amendment. It is the intention of Guarantor that the above release shall be effective as a full and final release of each and every matter specifically and generally referred to in this paragraph. Guarantor acknowledges and represents that he has been advised by independent legal counsel with respect to the agreements contained herein and with respect to the provisions of California Civil Code Section 1542, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Guarantor, being aware of said Code section, expressly waives any and all rights he may have thereunder, as well as under any other statute or common law principle of similar effect, with respect to any of the matters released herein.

[Signature Page Follows]

DATED as of the date of the Amendment.

GUARANTOR:

WILLIAM LYON HOMES, a Delaware corporation

By:	/s/ Michael D. Grubbs
Name:	Michael D. Grubbs
Title:	Senior Vice President

By:	/s/ Richard S. Robinson
Name:	Richard S. Robinson
Title:	Senior Vice President

Signature Page to Consent and Agreement of Guarantor